Exhibit 15.1
Our ref Direct tel Email	RJT/302152/2628244v2 + 852 2971 3008 greg.knowles@maplesandcalder.com
Baidu.com, Inc.
12/F, Ideal International Plaza
No.58 West-North 4th Ring
Beijing, PRC 100080
2 June 2008
Dear Sirs
Re: Baidu.com, Inc.
We consent to the reference to our firm under the headings “Item 10.E— Additional Information—Taxation” and “Item 10.H— Additional Information— Documents on Display” in Baidu.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.
Yours faithfully
/s/ Maples and Calder
Maples and Calder